Exhibit 3.2

CERTIFICATE OF OWNERSHIP

OF

HURON VENTURES, INC.

(a Delaware corporation)

AND

CANO PETROLEUM, INC.

(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Huron Ventures, Inc.	Delaware

Cano Petroleum, Inc.	Delaware

SECOND:                       That 100% of the outstanding stock of Cano Petroleum, Inc. is owned by Huron Ventures, Inc.

THIRD:                                  That the name of the surviving corporation of the merger is Huron Ventures, Inc., which will continue its existence as said corporation under the name Cano Petroleum, Inc.

FOURTH:                      That the Certificate of Incorporation of Huron Ventures, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefore the following article:

“FIRST: The name of the corporation is Cano Petroleum, Inc.”

FOURTH:                   That the members of the Board of Directors of Huron Ventures, Inc. unanimously adopted the following resolutions by written consent on the 1st day of June, 2004:

RESOLVED, that the Company’s wholly owned subsidiary, Cano Petroleum, Inc. be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company’s name shall be changed to Cano Petroleum, Inc.

FIFTH:                                  That this merger shall be effective on June 3, 2004.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 1st day of June, 2004.

HURON VENTURES, INC.

By:	/s/ Eric Boehnke
Name: Eric Boehnke
Title: President

CANO PETROLEUM, INC.

By:	/s/ Eric Boehnke
Name: Eric Boehnke
Title: President